Exhibit 10.2 to 2008 10-Q

CONVERGYS CORPORATION

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(As amended and restated effective as of January 1, 2005)

CONVERGYS CORPORATION

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(As amended and restated effective as of January 1, 2005)

1.	Introduction to Plan.

1.1 Name and Sponsor of Plan. The name of this Plan is the Convergys Corporation Deferred Compensation Plan for Non-Employee Directors, and its sponsor is Convergys.

1.2 Purpose of Plan. The purpose of the Plan is to provide deferred compensation for the Non-Employee Directors of Convergys.

1.3 Effective Amendment Date of Plan and Effect of Plan On Prior Deferrals.

(a) Deferred Compensation Subject To Following Terms of This Document. In order to conform the Plan to the requirements of the American Jobs Creation Act of 2004, this document amends and restates the Plan effective as of the Effective Amendment Date (January 1, 2005). Prior to this amendment and restatement, the Plan was named the Convergys Corporation Deferred Compensation and LTIP Award Deferral Plan for Non-Employee Directors (and earlier was named the Convergys Corporation Deferred Compensation and Option Gain Deferral Plan for Non-Employee Directors). The provisions of sections 2 through 9 hereof apply to but only to:

(1) amounts that are attributable to compensation that is deferred under section 3 hereof on or after the Effective Amendment Date;

(2) amounts that are attributable to compensation that was deferred under the provisions of the Prior Plan prior to the Effective Amendment Date but was not earned and vested (within the meaning of Section 1.409A-6(a)(2) of the Treasury Regulations) prior to the Effective Amendment Date; and

(3) amounts that are attributable to compensation that was deferred under the provisions of the Prior Plan prior to the Effective Amendment Date and was earned and vested (within the meaning of Section 1.409A-6(a)(2) of the Treasury Regulations) prior to the Effective Amendment Date, but only if the provisions of the Prior Plan that apply to any such compensation are materially modified (within the meaning of Section 1.409A-6(a)(4) of the Treasury Regulations). This document does not by itself materially modify such provisions.

(b) Effective Date of Following Terms of This Document When Applied To Pre-Effective Amendment Date Deferred Compensation. Any amounts described in paragraph (a)(2) and (3) of this subsection 1.3 shall, beginning as of the Effective Amendment Date, be subject to the terms of sections 2 through 9 hereof as if this document had been in effect prior to the Effective Amendment Date.

(c) Incorporation of Terms of Prior Plan. Notwithstanding any other provision of the Plan, except as provided in paragraph (a)(2) and (3) of this subsection 1.3, all rules (including rules as to assumed investments and distributions) that relate to amounts deferred under the Prior Plan, adjusted by assumed earnings and losses thereon as determined under the provisions of the Prior Plan, shall be governed solely by the terms of the Prior Plan (which terms are incorporated herein by reference).

2.	General Definitions. For all purposes of the Plan, the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates otherwise.

2.1 “Account” means, with respect to any Participant, the bookkeeping account maintained for the Participant under the terms of this Plan and to which amounts are credited or otherwise allocated under section 4 hereof in order to help determine the Participant’s benefits under the Plan.

2.2 “Beneficiary” means, with respect to any Participant, the person or entity designated by the Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant’s death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his or her “Beneficiary” shall be deemed to be his or her surviving spouse or, if none, his or her estate.

2.3 “Board” means the Board of Directors of Convergys.

2.4 “Change in Control” means the occurrence of any of the events described in paragraphs (a), (b), and (c) of this subsection 2.4. All of such events shall be determined under and, even if not so indicated in the following paragraphs of this subsection 2.4, shall be subject to all of the terms of Section 1.409A-3(i)(5) of the Treasury Regulations.

(a) A change in the ownership of Convergys (within the meaning of Section 1.409A-3(i)(5)(v) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(v) of the Treasury Regulations provides that a change in the ownership of Convergys occurs when a person or more than one person acting as a group acquires outstanding voting securities of Convergys that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Convergys.

(b) A change in the effective control of Convergys (within the meaning of Section 1.409A-3(i)(5)(vi) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(vi) of the Treasury Regulations provides that a change in the effective control of Convergys occurs either:

(1) when a person or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Convergys possessing 30% or more of the total voting power of the stock of Convergys; or

(2) when a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c) A change in the ownership of a substantial portion of the assets of Convergys (within the meaning of Section 1.409A-3(i)(5)(vii) of the Treasury Regulations). In very general terms, Section 1.409A-3(i)(5)(vii) of the Treasury Regulations provides that a change in the ownership of a substantial portion of the assets of Convergys occurs when a person or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from Convergys that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Convergys immediately prior to such acquisition or acquisitions.

2.5 “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Amendment Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Amendment Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any section of the Treasury Regulations that is issued under such section.

2.6 “Committee” means the committee appointed to administer the Plan under the provisions of subsection 6.1 hereof.

2.7 “Convergys” means Convergys Corporation (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to Convergys Corporation that results from a merger or similar transaction).

2.8 “Effective Amendment Date” means January 1, 2005.

2.9 “LTIP” means the Convergys Corporation 1998 Long Term Incentive Plan, as such plan exists as of the Effective Amendment Date and as it may thereafter be amended.

2.10 “Non-Employee Director” means any member of the Board who is not an employee of Convergys (or any other member of Convergys’s controlled group, as such term is defined in subsection 9.4(c) hereof), but shall not include any person serving as Director Emeritus.

2.11 “Other Fee” means, with respect to any Non-Employee Director, any fee for the Non-Employee Director established by the Board for attending Board or committee meetings or for serving as a chair of a Board committee that is payable in cash, but shall not include a Retainer or expense reimbursements. An Other Fee payable for any meeting is earned on the date of the meeting (if the Non-Employee Director attends such meeting). An Other Fee payable for serving as a chair of a Board committee is earned by the Non-Employee Director on a quarterly basis (regardless of whether or not the Board fixes such fee for an annual period or refers to it as an annual fee), with such fee payable for any quarter being earned on the first day of such quarter (if the Non-Employee Director serves as a chair of a Board committee on such day).

2.12 “Participant” means a person who as a Non-Employee Director has any amounts credited to an Account established for him or her under this Plan. Such person shall remain a Participant until the amounts allocated to his or her Account have been fully paid and/or forfeited, as the case may be.

2.13 “Plan” means the Convergys Corporation Deferred Compensation Plan for Non-Employee Directors. This document amends and restates the Plan effective as of the Effective Amendment Date to the extent indicated by subsection 1.3 hereof.

2.14 “Prior Plan” means the versions of the Plan that were in effect before the Effective Amendment Date. The Prior Plan was most recently (before the Effective Amendment Date) named the Convergys Corporation Deferred Compensation and LTIP Award Deferral Plan for Non-Employee Directors and was earlier named the Convergys Corporation Deferred Compensation and Option Gain Deferral Plan for Non-Employee Directors.

2.15 “Restricted Stock Award” means, with respect to any Non-Employee Director, an award granted to the Non-Employee Director under the LTIP and under which Shares are issued to the Non-Employee Director by Convergys pursuant to an agreement that restricts the right of the Non-Employee Director to dispose of such shares (and that makes such shares forfeitable) until and unless certain conditions are met.

2.16 “Restricted Stock Unit Award” means, with respect to any Non-Employee Director, an award granted to the Non-Employee Director under the LTIP and under which the Non-Employee Director has the right to receive a number of Shares in the future if and when certain conditions are met.

2.17 “Retainer” means, with respect to any Non-Employee Director, the annual fee for serving as a Non-Employee Director that is established by the Board and payable in cash, but shall not include meeting fees, fees for serving as a chair of a Board committee, or expense reimbursements. A Retainer is earned by a Non-Employee Director on a quarterly basis (regardless of whether or not the Board fixes the Retainer for an annual period or refers to it as an annual retainer), with the Retainer payable for any quarter being earned on the first day of such quarter (if the Non-Employee Director is a member of the Board on such day).

2.18 “Shares” means common shares of Convergys.

2.19 “Tax Year” means, with respect to any Non-Employee Director, the Non-Employee Director’s taxable year for federal income tax purposes. Unless Convergys or the Committee is notified otherwise by the Non-Employee Director, Convergys and the Committee may assume for purposes of this Plan that a Non-Employee Director’s Tax Year is a calendar year.

2.20 “Treasury Regulations” means all final regulations issued by the U.S. Department of the Treasury under the Code, as such regulations exist as of the date on which this document is executed on its final page by an officer or representative of Convergys and as they are subsequently amended, renumbered, or superseded. A reference to a specific section or paragraph of the Treasury Regulations shall be deemed to be a reference to the provisions of such section or paragraph as it exists as of the date on which this document is executed on its final page by an officer or representative of Convergys and as it is subsequently amended, renumbered, or superseded.

3.	Deferral Elections.

3.1 General Rules for Election of Deferrals.

(a) If permitted by the Committee and subject to such administrative rules as the Committee may prescribe, a Non-Employee Director may elect for any Tax Year to defer the receipt of any whole dollar amount or whole percent (up to 100%) of his or her Retainer and/or Other Fees that are earned by him or her in any Tax Year (for purposes of this subparagraph (a), the “subject Tax Year”), by completing a deferral form or forms and filing such form or forms with the Committee no later than the last day of the immediately preceding Tax Year (or, if the subject Tax Year is the Tax Year in which he or she first becomes a Non-Employee Director, no later than 30 days after the date on which he or she first becomes a Non-Employee Director, in which case such election shall apply only to his or her Retainer and/or Other Fees that are earned by him or her after his or her deferral election is filed with the Committee).

(b) If permitted by the Committee and subject to such administrative rules as the Committee may prescribe, a Non-Employee Director may elect to defer the receipt of any whole number of Shares subject to a Restricted Stock Award and/or a Restricted Stock Unit Award, to the extent that any such award is earned by him or her in any Tax Year, by completing a deferral form or forms and filing such form or forms with the Committee no later than the last day of the immediately preceding Tax Year (or, no later than 30 days after the date on which such award is granted if (i) under the terms of such award the award is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the award is granted and (ii) the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse).

(c) If permitted by the Committee and subject to such administrative rules as the Committee may prescribe, a Non-Employee Director may change, or terminate and thereby void, any deferral election that he or she has made for any Retainer and/or Other Fees earned in any Tax Year, or any Restricted Stock Award or Restricted Stock Unit Award granted to him or her in such Tax Year, under the provisions of paragraph (a) or (b) of this subsection 3.1, by completing an appropriate form and filing such form with the Committee, up to but not after the latest day by which he or she could still make a deferral election for such amount under the provisions of paragraph (a) or (b) of this subsection 3.1 (and provided that, with respect to the deferral of any Retainer and/or Other Fees earned in the Tax Year in which he or she first becomes a Non-Employee Director, prior to his or her initial deferral election being used to defer the receipt of such compensation pursuant to the provisions of this subsection 3.1).

(d) When a Non-Employee Director’s award is a Restricted Stock Award, an election made by the Non-Employee Director to surrender to Convergys any of the restricted Shares subject to such award (on a deferral form that is filed with the Committee within the period described in paragraph (b) of this subsection 3.1) shall be deemed to be an election to defer the receipt of the part of the award reflected by such surrendered restricted Shares for all purposes of subsection 3.1 and the other provisions of the Plan.

(e) Notwithstanding any other provision of the Plan, any election that a Non-Employee Director makes under the provisions of this subsection 3.1 to defer the receipt of any part of a Restricted Stock Award or Restricted Stock Unit Award

shall be deemed to be void and of no effect in the event and when the Non-Employee Director forfeits any right to receive such award part (e.g., if and when the Participant fails to satisfy the conditions necessary to ever become entitled to receive such award part) and in such case no amounts attributable to such award part shall be credited to the Account of the Non-Employee Director under the Plan.

(f) Notwithstanding the provisions of subparagraphs (b) and (d) of this subsection 3.1 or any other provision of the Plan, a Non-Employee Director may not elect to defer the receipt of any part of a Restricted Stock Award (pursuant to the provisions of this subsection 3.1 or otherwise) when such award is granted to the Non-Employee Director after December 31, 2006.

3.2 Special Pre-March 15, 2005 Deferral Election Right. Notwithstanding any other provision of the Plan and pursuant to and in accordance with the terms of Q&A-21 of Internal Revenue Service Notice 2005-1, the requirements of subsection 3.1 hereof relating to the timing of deferral elections shall not be applicable to any election that is made by a Non-Employee Director on or before March 15, 2005 to defer the receipt of any compensation that both is subject to the terms of this Plan under the provisions of subsection 3.1 hereof and relates to services performed by the Non-Employee Director on or before December 31, 2005, provided that the compensation to which the deferral election relates has not or had not been paid or become payable by the time of the election and the election to defer is or was made in accordance with the terms of the Plan or the Prior Plan that at the time of the election were then in effect.

4.	Maintenance and Valuation of Account.

4.1 Account. An Account shall be established for each Participant in accordance with the following paragraphs of this subsection 4.1 to reflect the amounts of (i) his or her Retainer, Other Fees, Restricted Stock Awards, and Restricted Stock Unit Awards that are to be credited to such Account under the provisions of paragraph (a) of this subsection 4.1 and (ii) the assumed investment of such amounts. The Committee shall create subaccounts under any Participant’s Account to the extent needed administratively (e.g., to account for different distribution rules that apply to different portions of the Participant’s Account). For purposes of this Plan, the net investment returns and losses of the assumed investment of any credits made to a Participant’s Account shall be deemed to be “attributable” to the portion of such Account that reflects such credits.

(a) Crediting To Account of Deferred Amounts. Subject to such administrative rules as the Committee may prescribe, any amount deferred by a Participant under the Plan pursuant to the provisions of subsection 3.1 hereof shall be credited to the Account of the Participant as of the day on which such deferred amount would otherwise have been paid to the Participant; except that any part of a Restricted Stock Award deferred by a Participant under the Plan pursuant to the provisions of subsection 3.1 hereof shall be credited to the Account of the Participant as of the day on which the restricted Shares that are reflected by such part are surrendered to Convergys.

(b) Determination of Share Value or Shares Credited To Account. When any part of a Restricted Stock Award or a Restricted Stock Unit Award is deferred by a Participant under the Plan and credited to the Account of the Participant, the credit to the Account (that is made as of the day determined under the provisions of paragraph (a) of this subsection 4.1) shall be denominated in Shares and equal the number of Shares that would otherwise be paid to the Participant (or that would otherwise have their restrictions lapse under such award part).

(c) Assumed Investment of Account. Any amounts credited to the Account of a Participant under paragraphs (a) or (b) of this subsection 4.1 shall be assumed to have been invested in the investments designated or deemed to be designated by the Participant on a form provided by and filed with the Committee, and adjusted by reason of such assumed investments, in accordance with the provisions of subsection 4.2 hereof.

4.2 Assumed Investments. The Committee shall designate in notices or other documents provided to Participants a limited number of “assumed investments” for purposes of the Plan. Such assumed investments will generally be (but will not be required to be) limited to mutual funds or similar types of investments but may and generally will include an assumed investment in Shares. Some or all of the assumed investments designated for the Plan may be changed by the Committee to other assumed investments, effective as of any date, in which case prior written notice of such change shall be provided by the Committee to all Participants.

(a) General Rules on Participant Designations of Assumed Investments. The credits to any Participant’s Account made in accordance with subsection 4.1 hereof shall be assumed to have been invested among such assumed investments, and in such proportions, as is elected in a writing filed by the Participant with the Committee, except that any investment direction of the Participant is subject to such reasonable administrative rules concerning such assumed investment directions as are adopted or used by the Committee.

(b) Initial Assumed Investment Election. The Participant must elect on or before the first date a credit is made to the Account established for him or her under the provisions of subsection 4.1 hereof the assumed investments in which his or her Account credits are to be initially assumed to be invested and the proportions of each credit initially assumed to be invested in each designated assumed investment. Otherwise, the Participant shall be deemed to have elected that his or her Account credits will not be assumed to be invested in any investment until he or she makes an investment election under the provisions of this subsection 4.2 (or, if the Committee in its discretion so decides, the Participant shall be deemed to have elected that his or her Account credits will be assumed to be initially invested in an investment or investments chosen by the Committee).

(c) Change in Assumed Investment Election. Further, the Participant may request a change in the assumed investments of his or her Account and the proportions of his or her new Account credits assumed to be invested in each designated investment to other assumed investments and/or proportions effective as of any January 1, or as of any other date as the Committee may provide in its discretion, upon written notice to the Committee prior to such date (or such earlier date as may be established by the Committee).

(d) Adjustment of Account for Assumed Investment Returns and Losses. The amounts credited to any Participant’s Account shall be adjusted as of each December 31, and as of such other dates as the Committee may provide in its discretion, to reflect the assumed investment returns or losses (since the last prior adjustment in the Account) that are attributable to the assumed investments in which his or her Account is deemed to be invested.

(e) Special Assumed Investment Rule for Deferred Restricted Stock Award and Restricted Stock Unit Award Credits. Notwithstanding any other provision of the Plan, when any amounts credited to a Participant’s Account reflect any deferred part of a Restricted Stock Award or a Restricted Stock Unit Award the Participant shall be deemed to have designated such credits to be assumed to be invested solely in Shares from the day such amounts are credited to the Account.

4.3 Valuation.

(a) Valuation of Account. The balance of the Account of a Participant shall be determined periodically (under procedures adopted by the Committee) to reflect all amounts credited to the Account under the foregoing provisions of this section 4 since the latest preceding date on which the Account balance was determined, any gains and losses in the value of the Account’s assumed investments since the latest date on which the Account balance was determined, and any payments or forfeitures since the latest preceding date on which the Account balance was determined.

(b) Account Statements. As soon as practical following the end of each calendar year, each Participant (or, in the event of his or her death, his or her Beneficiary) shall be furnished a statement as of December 31 of such calendar year showing the balance of the Participant’s Account, the total increases and reductions made in the balance of such Account during such calendar year, and, if amounts allocated to such Account are assumed to have been invested in securities, a description of such securities, including the number of shares assumed to have been purchased by the amounts allocated to such Account.

4.4 Shares Adjustment Rules. To the extent a Participant’s Account is assumed to have been invested in Shares, the following provisions of this subsection 4.4 shall apply.

(a) Cash Dividends. Whenever any cash dividends are paid with respect to Shares, additional amounts shall be allocated to the Participant’s Account as of the dividend payment date. The additional amount to be allocated to the Account shall be determined by multiplying the per share cash dividend paid with respect to the Shares on the dividend payment date by the number of assumed Shares allocated to the Account on the day preceding the dividend payment date. Subject to such administrative rules as the Committee may prescribe, such additional amount allocated to the Participant’s Account shall be assumed to have been invested in additional Shares on the day on which such dividends are paid.

(b) Changes in Shares. If there is any change in Shares through the declaration of a stock dividend or a stock split, through a recapitalization resulting in a stock split, or through a combination or a change in shares, the number of shares assumed to have been allocated to each Account shall be appropriately adjusted.

4.5 Fair Market Value of Shares. Whenever Shares are to be valued for purposes of the Plan as of any date (such as a date on which distribution of such Shares is to be made by Convergys), the value of each such Share shall be determined by the Committee in good faith pursuant to methods and procedures established by the Committee and in accordance with a method appropriate to the valuation of the Shares under Section 1.409A-1(b)(5)(iv) of the Treasury Regulations. In general, when the Shares are traded on the New York Stock Exchange, such value shall be based on the closing price of a Share as reported on the New York Stock Exchange on the latest date preceding the subject date for which the valuation is being made.

4.6 Deduction of Payments or Forfeitures from Account and Cancellation of Account.

(a) Deduction of Payments and Forfeitures From Account. Any payment, including an annual installment payment, or forfeiture of any portion of a Participant’s Account under the provisions of the Plan shall be charged, as of the date such payment or forfeiture is deemed to be made under the other provisions of this Plan, to such Account portion (or, in other words, deducted from the amounts then allocated to such Account portion). Except as is otherwise provided under administrative policies adopted by the Committee, any such payment or forfeiture shall be charged among all of the types of assumed investments applicable to such Account portion, on a pro rata basis.

(b) Cancellation of Account. Further, the Account of a Participant shall be cancelled, and the amount then allocated to such Account shall be reduced to zero, on the date as of which the entire amount allocated to the Account at such time is deemed to be paid to the Participant (or his or her Beneficiary under this Plan) and/or forfeited under the other provisions of the Plan.

4.7 Account Balance. For purposes of the Plan, the amounts allocated to the Account of a Participant (i.e., the balance of such Account) at any specific time shall be deemed to be the net sum of amounts credited, charged, or otherwise allocated to such Account at such time under the other provisions of the Plan.

5.	Distributions.

5.1 General Distribution Rules. Subject to the following provisions of this section 5 and the other provisions of the Plan, this subsection 5.1 concerns the rules for payment of amounts allocated to the Account of a Participant that normally will apply (except for the special rules described in the following subsections of this section 5).

(a) Retainer and/or Other Fees Distribution Elections. Subject to the following provisions of this section 5 and to such administrative rules as the Committee may prescribe, the Participant may, in any deferral form filed with the Committee and by which he or she elects to defer the receipt of any portion of his or her Retainer and/or Other Fees to the extent they may be deferred under subsection 3.1 hereof, make the elections described in this paragraph (a) with respect to the payment of all amounts allocated to the Participant’s Account that are attributable to the credits made to his or her Account by reason of such deferral election (for purposes of this paragraph (a), the “subject deferred amounts”).

(1) Subject to such administrative rules as the Committee may prescribe, the Participant may elect to receive the subject deferred amounts (i) in one lump sum payment made as of the first day of the first calendar year that begins after the date on which the Participant separates from service with Convergys or (ii) in annual payments over two to ten years. If the Participant elects to receive the subject deferred amounts in annual installments of two or more payments, then (i) the date as of which the first annual installment payment is to be made shall be the first day of the first calendar year that begins after the date on which the Participant separates from service with Convergys (for purposes of this paragraph (a), the subject deferred amounts’ “commencement date”) and (ii) the date as of which any annual installment payment other than the first annual installment payment is to be made shall be an annual anniversary of such commencement date.

(2) If the Participant elects to receive the subject deferred amounts in annual installments of two or more payments, then the amount of each installment payment shall be a fraction of the subject deferred amounts determined as of the installment payment date, the numerator of which is 1 and the denominator of which is equal to the total number of installments remaining to be paid of the subject deferred amounts (including the installment to be paid on the subject installment payment date).

(3) In the event the Participant fails in the applicable deferral form to make an election as to the payment of the subject deferred amounts, then he or she shall be deemed to have elected that such amounts shall be paid to the Participant in a lump sum payment as of the first day of the first calendar year that begins after the date on which the Participant separates from service with Convergys.

(4) The Participant may, by filing an appropriate form with the Committee not less than twelve months before the date that any portion of the subject deferred amount would be or begin to be paid under the foregoing provisions of this paragraph (a) (for purposes of this subparagraph (4), the subject deferred amounts’ “initial commencement date”), elect to change any or all of the initial elections he or she has made or has been deemed to have made under this paragraph (a) (with respect to the commencement date of the payments and the period over which payments will be made) that apply to the subject deferred amounts, provided that:

(A) any such new election shall not become effective until at least twelve months elapse from the filing of such election with the Committee (and thus will be ineffective should the subject deferred amounts’ initial commencement date occur prior to the expiration of such twelve month period);

(B) any such new election would comply with the foregoing provisions of this paragraph (a) other than for the time as of which such election is made and the commencement timing of payment as per (a)(4)(C) below; and

(C) any such new election must provide for a new commencement date for the subject deferred amounts that is five years after the subject deferred amounts’ initial commencement date.

(b) Restricted Stock Award and Restricted Stock Unit Award Distribution Elections. Subject to the following provisions of this section 5 and to such administrative rules as the Committee may prescribe, the Participant may, in any deferral form filed with the Committee and by which he or she elects to defer the receipt of any portion of a Restricted Stock Award or Restricted Stock Unit Award granted to him or her, to the extent it may be deferred under subsection 3.1 hereof, make the elections described in this paragraph (b) with respect to the payment of all amounts allocated to the Participant’s Account that are attributable to the credits made to his or her Account by reason of such deferral election (for purposes of this paragraph (b), the “subject deferred amounts”).

(1) Subject to such administrative rules as the Committee may prescribe, the Participant may elect that the date as of which the subject deferred amounts shall commence to be paid (for purposes of this paragraph (b), the subject deferred amounts’ “commencement date”) shall be the first day of any calendar year that begins after the date on which the Participant separates from service with Convergys.

(2) Subject to such administrative rules as the Committee may prescribe, the Participant may also elect to receive the subject deferred amounts (i) in one lump sum payment made as of the subject deferred amounts’ commencement date or (ii) in annual payments over two to ten years.

(A) If the Participant elects to receive the subject deferred amounts in annual installments of two or more payments, then the amount of each installment payment shall be a fraction of the subject deferred amounts determined as of the installment payment date, the numerator of which is 1 and the denominator of which is equal to the total number of installments remaining to be paid as of the subject deferred amounts (including the installment to be paid on the subject installment payment date).

(B) If the Participant elects to receive the subject deferred amounts in annual installments of two or more payments, then (i) the date as of which the first annual installment payment is to be made shall be the subject amounts’ commencement date and (ii) the date as of which any annual installment payment other than the first annual installment payment is to be made shall be an annual anniversary of such commencement date.

(3) In the event the Participant fails in the applicable deferral form to make an election as to the payment of the subject deferred amounts, then he or she shall be deemed to have elected that such amounts shall be paid to the Participant in two annual installments, with the first installment being made as of the first day of the second calendar year that begins after the date on which the Participant separates from service with Convergys and the second installment being made as of the first day of the third calendar year that begins after the date on which the Participant separates from service with Convergys.

(4) The Participant may, by filing an appropriate form with the Committee not less than twelve months before the date that any portion of the subject deferred amount would be or begin to be paid (pursuant to an actual or deemed election) under the foregoing provisions of this paragraph (b) (for purposes of this subparagraph (4), the subject deferred amounts’ “initial commencement date”), elect to change any or all of the initial elections he or she has made or has been deemed to have made under this paragraph (b) (with respect to the commencement date of the payments and the period over which payments will be made) that apply to the subject deferred amounts, provided that:

(A) any such new election shall not become effective until at least twelve months elapse from the filing of such election with the Committee (and thus will be ineffective should the subject deferred amounts’ initial commencement date occur prior to the expiration of such twelve month period);

(B) any such new election would comply with the foregoing provisions of this paragraph (b) other than for the time as of which such election is made; and

(C) any such new election must provide for a new commencement date for the subject deferred amounts that is at least five years after the subject deferred amounts’ initial commencement date.

5.2 Special Pre-December 31, 2008 Distribution Election Right. Notwithstanding any of the provisions of subsection 5.1 hereof, Convergys may, in its discretion and pursuant to and in accordance with certain transition relief contained in guidance that is cited in Section XII.A of the preamble to Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations and as such relief was extended in Internal Revenue Service Notice 2007-86, and by adopting and distributing written forms, notices, or other written documents, permit any Participant to make, at any time prior to December 31, 2008 and by filing with the Committee a writing or form approved or prepared by the Committee, a new election as to the commencement date of the payments, the period over which payments will be made, and/or the amount of each of such payments that will apply to any portion of the amounts subject to deferral under this Plan prior to the date of such election (for purposes of this subsection 5.2, the Participant’s “previously deferred amounts”) and have such new election treated for all purposes of this Plan as if such new election had been initially made on a timely basis in accordance with the provisions of subsection 5.1 hereof.

(a) Conditions on Pre-December 31, 2008 Distribution Election. Notwithstanding the foregoing: (i) in no event shall any election made under the provisions of this subsection 5.2 be given any effect under the Plan unless the Participant actually makes such new election on or before December 31, 2008; and (ii) any election made under the provisions of this subsection 5.2 shall not be given any effect under the Plan to the extent that it attempts to apply to any portion of the Participant’s previously deferred amounts that would otherwise be paid during the same calendar year as the calendar year in which the election is made or attempts to cause any portion of the Participant’s previously deferred amounts to be paid during the same calendar year as the calendar year in which the election is made.

(b) Incorporation of Pre-December 31, 2008 Distribution Election Forms. Any written forms, notices, or other written documents adopted and distributed by Convergys under the terms of this subsection 5.2 shall be deemed to be incorporated into this Plan and an amendment to this Plan.

5.3 Death.

(a) Death Before Payments Otherwise Begin. If a Participant dies before the date as of which any specific part of his or her Account has begun to be paid under the other provisions of this section 5 (whether such death occurs before, on, or after the Participant’s separation from service with Convergys), then, notwithstanding any other provision of the Plan (including any election by a Participant), Convergys shall pay to the Participant’s Beneficiary any amounts then allocated to such part of the Participant’s Account in one lump sum as of the first day of the first calendar year that begins after the date of the Participant’s death, unless the Participant has made a specific election no later than the date a lifetime distribution election could be made under section 5.1 or 5.2, that in the event of the Participant’s death before payments begin, payments shall be made in five annual installments. In the event of such election and Participant death before payments begin, benefits shall be paid in five annual installments beginning as of the first day of the first calendar year that begins after the date of the Participant’s death, provided that if the Participant had separated from service under section 9.4 before death, and any payment of the Account would be made sooner under 5.1 or 5.2 due to the separation from service, payment shall be made under 5.1 and 5.2 on account of separation from service rather than under this section 5.3(a).

(b) Death After Payments Begin. If a Participant dies on or after the date as of which any part of his or her Account has begun to be paid under the other provisions of this section 5, then Convergys shall make to the Participant’s Beneficiary all payments of the amounts allocated to such part of the Participant’s Account that would have been paid to the Participant after his or her death under the other provisions of this section 5 had he or she not died (and at the same times and on the same schedule that would have applied had the Participant not died).

5.4 Change in Control. Notwithstanding any other provision of the Plan, if a Change in Control occurs, the amounts allocated to each Participant’s Account shall be paid to him or her (or, if he or she has died by the date of such Change in Control, the Participant’s Beneficiary) in one lump sum as of the day next following the date on which such a Change in Control occurs.

5.5 Cash or Share Form of Payment. Any payment made under the Plan to a Participant (or a Participant’s Beneficiary) shall be made (i) in Shares to the extent it is attributable to the Participant’s deferral of any Restricted Stock Award or Restricted Stock Unit Award and assumed to be invested in whole Shares and (ii) in cash to the extent it is (a) attributable to the Participant’s deferral of any Retainer or Other Fees or (b) attributable to the Participant’s deferral of any Restricted Stock Award or Restricted Stock Unit Award and assumed to be invested in a fractional, and not whole, Share. Notwithstanding the immediately preceding sentence, if a payment is being made pursuant to a Change in Control, all amounts that are attributable to his or her deferral of any Restricted Stock Award or Restricted Stock Unit Award may, in the discretion of Convergys, be paid in cash in an amount equal to (i) in the event of a tender offer or similar event, the final offer price per share paid for Shares times the number of Shares credited to his or her Account or (ii) in any other case, the aggregate value of the Shares credited to such Account.

5.6 Distributions for Benefit Payment Tax Withholding Requirements. Notwithstanding any other provision of the Plan, Convergys shall have the right (without notice to or approval by a Participant, his or her Beneficiary, or any other person) to withhold from any amounts otherwise payable by Convergys to or on account of the Participant, or from any payment otherwise then being made by Convergys to the Participant, his or her Beneficiary, or any other person by reason of the Plan, an amount which Convergys determines is sufficient to satisfy all federal, state, local, and foreign tax withholding requirements that may apply with respect to benefit payments accruing or paid under the Plan. To the extent such tax withholding requirements are satisfied from any payment otherwise then being made by Convergys to the Participant, his or her Beneficiary, or any other person by reason of the Plan, the amount so withheld shall be deemed a distribution to the Participant, his or her Beneficiary, or such other person, as the case may be.

5.7 Administrative Period To Make Payments. The other provisions of this section 5 provide that any payment that is made under the Plan to or with respect to a Participant shall occur “as of” a specific date and sometimes refer to such a date as a “commencement date” or a “payment date.” However, in accordance with the provisions of Section 1.409A-3(d) of the Treasury

Regulations and in order to permit a reasonable administrative period for Convergys to make payments required under the Plan, and notwithstanding any other provision of this section 5 or any other provision of the Plan, any payment that is made under the Plan to or with respect to a Participant shall be deemed to have been made as of the specific date as of which it is to be paid under the other provisions of the Plan as long as it is made on such date or a later date within the same Tax Year of the Participant (or, if later, by the 15th day of the third calendar month following such specified date).

5.8 Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Committee, is unable to properly manage the person’s financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select, and any such payment shall be deemed to be payment for such person’s account and shall be a complete discharge of all liability of Convergys with respect to the amount so paid.

6.	Administration of Plan.

6.1 Administrator of Plan. Convergys shall be the administrator of the Plan. However, the Plan shall be administered on behalf of Convergys by the Committee. The Committee shall be the Compensation Committee of the Board, unless and until the Board appoints a different committee to administer the Plan.

6.2 Powers of Committee. The Committee, in connection with administering the Plan, is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and is given complete discretionary authority to determine any person’s eligibility for benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan’s administration. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan, which determination shall be binding and conclusive on all persons (subject only to the claims procedure provisions of subsection 6.6 below). The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly.

6.3 Actions of Committee.

(a) Manner of Acting as Committee. The Committee shall act by a majority of its members at the time in office, and any such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action appoint subcommittees and may authorize any one or more of its members or any agent of it to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of the Committee.

(b) Appointment of Agents. The Committee may appoint or employ such counsel, auditors, physicians, clerical help, actuaries, and/or any other agents as in the Committee’s judgment may seem reasonable or necessary for the proper administration of the Plan, and any agent it so employs may carry out any of the responsibilities of the Committee that are delegated to him or her with the same effect as if the Committee had acted directly. The Committee may provide for the allocation of responsibilities for the operation of the Plan.

(c) Conflict of Interest of Committee Member. Any member of the Committee who is also a Participant in the Plan shall not participate in any meeting, discussion, or action of the Committee that specifically concerns his or her own situation.

6.4 Compensation of Committee and Payment of Administrative Expenses. The members of the Committee shall not receive any extra or special compensation for serving as the administrative committee with respect to the Plan and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction. All expenses of the administration of the Plan shall be paid by Convergys.

6.5 Limits on Liability. Convergys shall hold each member of the Committee harmless from any and all claims, losses, damages, expenses, and liabilities arising from any act or omission of the member under or relating to the Plan, other than any expenses or liabilities resulting from the member’s own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

6.6 Claims Procedures.

(a) Initial Claim. If a Participant, a Participant’s Beneficiary, or any other person claiming through a Participant has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of Plan benefit paid, or as to any other matter involving the Plan, the person may file a claim for the benefit or relief believed by the person to be due. Such claim must be provided by written notice to the Committee. The Committee shall decide any claims made pursuant to this subsection 6.6.

(b) Rules If Initial Claim Is Denied. If a claim made pursuant to paragraph (a) of this subsection 6.6 is denied, in whole or in part, the Committee shall generally furnish notice of the denial in writing to the claimant within 90 days (or, if a Participant’s disability is material to the claim, 45 days) after receipt of the claim by the Committee; except that if special circumstances require an extension of time for processing the claim, the period in which the Committee is to furnish the claimant written notice of the denial shall be extended for up to an additional 90 days (or, if a Participant’s disability is material to the claim, an additional 30 days), and the Committee shall provide the claimant within the initial 90-day (or 45-day) period a written notice indicating the reasons for the extension and the date by which the Committee expects to render the final decision.

(c) Final Denial Notice. If a claim made pursuant to paragraph (a) of this subsection 6.6 is denied, in whole or in part, the final notice of denial shall be written in a manner designed to be understood by the claimant and set forth (i) the specific reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the claimant wishes to appeal such denial of his or her claim, including the time limits applicable to making a request for an appeal.

(d) Appeal of Denied Claim. Any claimant who has a claim denied under the foregoing paragraphs of this subsection 6.6 may appeal the denied claim to the Committee. Such an appeal must, in order to be considered, be filed by written notice to the Committee within 60 days (or, if a Participant’s disability is material to the claim, 180 days) of the receipt by the claimant of a written notice of the denial of his or her initial claim. If any appeal is filed in accordance with such rules, the claimant (i) shall be given, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and (ii) shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim. A formal hearing may be allowed in its discretion by the Committee but is not required.

(e) Appeal Process. Upon any appeal of a denied claim, the Committee shall provide a full and fair review of the subject claim, taking into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination of the claim), and generally decide the appeal within 60 days (or, if a Participant’s disability is material to the claim, 45 days) after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided may be extended for up to an additional 60 days (or, if a Participant’s disability is material to the claim, an additional 45 days) and the Committee shall provide the claimant written notice of the extension prior to the end of the initial period. However, if the decision on the appeal is extended due to the claimant’s failure to submit information necessary to decide the appeal, the period for making the decision on the appeal shall be tolled from the date on which the notification of the extension is sent until the date on which the claimant responds to the request for additional information.

(f) Appeal Decision Notice If Appeal Is Denied. If an appeal of a denied claim is denied, the decision on appeal shall (i) be set forth in a writing designed to be understood by the claimant, (ii) specify the reasons for the decision and references to pertinent provisions of this Plan on which the decision is based, and (iii) contain statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim. The decision on appeal shall generally be furnished to the claimant by the Committee within the applicable appeal period that is described above.

(g) Miscellaneous Claims Procedure Rules. If a Participant’s disability is material to an applicable claim appeal, then, notwithstanding the foregoing, the Committee shall appoint other persons who are not either members of the Committee or subordinates of any such members to conduct the appeal (and any reference to the Committee in the foregoing paragraphs of this subsection 6.6 that deal with such appeal shall be read to refer to such other appointed persons). Also, a claimant may appoint a representative to act on his or her behalf in making or pursuing a claim or an appeal of a claim. In addition, the Committee may prescribe additional rules which are consistent with the other provisions of this subsection 6.6 in order to carry out the claim procedures of this Plan.

7.	Funding Obligation.

7.1 General Rule for Source of Benefits. All payments of any benefit provided under the Plan to or on account of a Participant shall be made from the general assets of Convergys. Notwithstanding any other provision of the Plan, neither the Participant, his or her Beneficiary, nor any other person claiming through the Participant shall have any right or claim to any payment of the benefit to be provided pursuant to the Plan which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of Convergys.

7.2 “Rabbi” Trust. Notwithstanding the provisions of subsection 7.1 hereof, Convergys may, in its sole and absolute discretion, establish a trust (for purposes of this subsection 7.2, the “Trust”) to which contributions may be made by Convergys in order to fund its obligations under the Plan. If, and only if, Convergys exercises its discretion to establish a Trust, the following paragraphs of this subsection 7.2 shall apply (notwithstanding any other provision of the Plan).

(a) Grantor Trust Requirement. The Trust shall be a “grantor” trust under the Code, in that Convergys shall be treated as the grantor of the Trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

(b) Creditors Rights Under Trust When Convergys Insolvent. The Trust shall be subject to the claims of Convergys’s creditors in the event of Convergys’s insolvency. For purposes hereof, Convergys shall be considered “insolvent” if either (i) Convergys is unable to pay its debts as they become due or (ii) Convergys is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(c) Contributions To Trust. Except as may otherwise be required by the terms of the Trust itself, Convergys may make contributions to the Trust for the purposes of meetings its obligations under the Plan at any time, and in such amounts, as Convergys determines in its discretion.

(d) Payments From Trust. Any payment otherwise required to be made by Convergys under the Plan shall be made by the Trust instead of Convergys in the event that Convergys fails to make such payment directly and the Trust then has sufficient assets to make such payment, provided that Convergys is not then insolvent. If Convergys becomes insolvent, however, then all assets of the Trust shall be held for the benefit of Convergys’s creditors and payments from the Trust account shall cease or not begin, as the case may be.

(e) Remaining Liability of Convergys. Unless and except to the extent any payment required to be made pursuant to the Plan by Convergys is made to the Trust, the obligation to make such payment remains exclusively that of Convergys.

(f) Terms of Trust Incorporated. The terms of the Trust are hereby incorporated by reference into the Plan. To the extent the terms of the Plan conflict with the terms of the Trust, the terms of the Trust shall control.

8.	Amendment and Termination of Plan.

8.1 Right and Procedure to Terminate Plan. Convergys reserves the right to terminate the Plan in its entirety.

(a) Procedure To Terminate Plan. The procedure for Convergys to terminate the Plan in its entirety is as follows. In order to completely terminate the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Convergys and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to terminate the Plan. Such resolutions shall set forth therein the effective date of the Plan’s termination.

(b) Effect of Termination of Plan. In the event the Board adopts resolutions completely terminating the Plan, no further benefits may be paid after the effective date of the Plan’s termination. Notwithstanding the foregoing, the Plan’s termination shall not affect the payment (in accordance with the provisions of the Plan) of the Plan’s benefits attributable to compensation the deferral of which (i) has already been elected by a Participant or otherwise required under the terms of this Plan, and (ii) cannot still be voided by the Participant’s election or otherwise under the terms of Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations, by the later of the effective date of the Plan’s termination or the date such resolutions terminating the Plan are adopted.

8.2 Amendment of Plan. Subject to the other provisions of this subsection 8.2, Convergys may amend the Plan at any time and from time to time in any respect; provided that no such amendment shall decrease the benefits attributable to compensation the deferral of which (i) has already been elected by a Participant or otherwise required under the terms of this Plan, and (ii) cannot still be voided by the Participant’s election or otherwise under the terms of Sections 1.409A-1 through 1.409A-6 of the Treasury Regulations, by the later of the effective date of the amendment or the date the amendment is adopted.

(a) Procedure To Amend Plan. Subject to the provisions of paragraph (b) of this subsection 8.2, in order to amend the Plan, the Board shall adopt resolutions, pursuant and subject to the regulations or by-laws of Convergys and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to amend the Plan. Such resolutions shall either (i) set forth the express terms of the Plan amendment or (ii) simply set forth the nature of the amendment and direct an officer of Convergys to have prepared and to sign on behalf of Convergys the formal amendment to the Plan. In the latter case, such officer shall have prepared and shall sign on behalf of Convergys an amendment to the Plan which is in accordance with such resolutions.

(b) Alternative Procedure To Amend Plan. In addition to the procedure for amending the Plan set forth in paragraph (a) of this subsection 8.2, the Board may also adopt resolutions, pursuant and subject to the regulations or by-laws of Convergys and any applicable law, and either at a duly called meeting of the Board or by a written consent in lieu of a meeting, to delegate to any officer of Convergys or to the Committee the authority to amend the Plan.

(1) Such resolutions may either grant the officer or the Committee broad authority to amend the Plan in any manner the officer or the Committee deems necessary or advisable or may limit the scope of amendments he, she, or it may adopt, such as by limiting such amendments to matters related to the administration of the Plan. In the event of any such delegation to amend the Plan, the officer or the Committee to whom or which authority is delegated shall amend the Plan by having prepared and signed on behalf of Convergys an amendment to the Plan which is within the scope of amendments which he, she, or it has authority to adopt.

(2) Also, any such delegation to amend the Plan may be terminated at any time by later resolutions adopted by the Board.

(3) Finally, in the event of any such delegation to amend the Plan, and even while such delegation remains in effect, the Board shall continue to retain its own right to amend the Plan pursuant to the procedure set forth in paragraph (a) of this subsection 8.2.

9.	Miscellaneous.

9.1 Delegation . Except as is otherwise provided in sections 6 and 8 hereof, any matter or thing to be done by Convergys shall be done by its Board, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board, as the case may be.

9.2 Non-Alienation of Benefits.

(a) General Non-Alienation Rule. Except to the extent required by applicable law, no Participant or Beneficiary may alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by Convergys hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by Convergys hereunder, Convergys shall have no further obligation to make any payments otherwise required of it hereunder (except to the extent required by applicable law).

(b) Exception for Domestic Relations Orders. Notwithstanding the provisions of paragraph (a) of this subsection 9.2, any benefit payment otherwise due to a Participant under the Plan may, in the discretion of the Committee and if it determines such action is required to satisfy applicable law, be made to a person other than the Participant to the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

9.3 No Spousal Rights. Nothing contained in the Plan shall give any spouse or former spouse of a Participant any right to benefits under the Plan of the types described in Code Sections 401(a)(11) and 417 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities).

9.4 Separation From Service. For all purposes of the Plan, a Participant shall be deemed to have separated from service with Convergys on the date both he or she has ceased to be a Non-Employee Director and the contract (or, if applicable, contracts) under which all of his or her services for Convergys’s controlled group are performed has expired, provided that the expiration of such contract (or, if applicable, contracts) constitutes a good faith and complete termination of the Participant’s contractual relationship with Convergys’s controlled group. In this regard, an expiration of such contract (or, if applicable, contracts) does not constitute a good faith and complete termination of the Participant’s contractual relationship with Convergys’s controlled group if Convergys’s controlled group anticipates a renewal of the contractual relationship or the Participant becoming an employee of any member of Convergys’s controlled group. The following subsections of this subsection 9.4 shall apply in determining when a Participant has incurred a separation from service with Convergys’s controlled group.

(a) Effect of Participant Becoming Employee. If the Participant would otherwise have been deemed to have separated from service with Convergys under the foregoing provisions of this subsection 9.4 except for the fact that he or she becomes an employee of any member of Convergys’s controlled group, then he or she shall be deemed to have separated from service with Convergys only when he or she is deemed to have separated from service in accordance with the provisions of subsection 10.4 of the Convergys Corporation Executive Deferred Compensation Plan as amended and restated as of January 1, 2005 (for purposes of this subsection 9.4, the “EDCP”) or the commensurate provision of any amended or successor EDCP document.

(b) Specified Employees. In addition, if the Participant would otherwise have been deemed to have separated from service with Convergys under the foregoing provisions of this section 9.4 except for the fact that he or she becomes an employee of any member of Convergys’s controlled group, and if the Participant is a specified employee on the date he or she is deemed to have separated from service in accordance with the provisions of subsection 10.4 of the EDCP, then, notwithstanding any other provision of the Plan, the date as of which the payment of the Participant’s Account shall commence under the provisions of subsection 5.1 hereof shall to the extent necessary be deferred until at least the date immediately following the date which is six months after the date he or she so separates from service under the provisions of subsection 10.4 of the EDCP. For purposes of this subsection 9.4, the Participant shall be deemed to be a “specified employee” on the date he or she is deemed to have separated from service in accordance with the provisions of subsection 10.4 of the EDCP if, and only if, he or she would be deemed a specified employee on such date under the provisions of subsection 6.1(d) of the EDCP.

(c) Controlled Group Definition. For purposes of this subsection 9.4 and the other provisions of the Plan, “Convergys’s controlled group” means, collectively, (i) Convergys and (ii) each other corporation or other organization that is deemed to be a single employer with Convergys under Section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes Convergys or under common control with Convergys), provided that such Code sections will be applied and interpreted by substituting “at least 50 percent” for each reference to “at least 80 percent” that is contained in Code Section 1563(a)(1), (2), and (3) and in Section 1.414(c)-2 of the Treasury Regulations.

9.5 No Effect On Employment as Board Member. The Plan is not a contract of employment as a member of the Board, and the terms of employment of any Participant as a Board member shall not be affected in any way by the Plan except as specifically provided in the Plan. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment as a member of the Board or in any other capacity, nor shall it interfere with the right of Convergys to remove any Convergys director and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in the Plan. Each Participant (and any Beneficiary of or other person claiming through the Participant) who may have or claim any right under the Plan shall be bound by the terms of the Plan.

9.6 Applicable Law. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

9.7 Separability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

9.8 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

9.9 Application of Code Section 409A. The Plan is intended to satisfy and comply with all of the requirements of Section 409A of the Code and any Treasury Regulations issued thereunder. The provisions of the Plan shall be interpreted and administered in accordance with such intent.

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IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Convergys Corporation, the sponsor of the Plan, has caused its name to be subscribed to this Plan document, to be effective as of January 1, 2005.

CONVERGYS CORPORATION

By:	/s/ David R. Whitwam
Chair, Compensation and Benefits Committee
August 26, 2008